Exhibit 99.1

200 Connell Drive

Berkeley Heights, NJ 07922

Genta Receives Key Patent Related to Oral Gallium Compound G4544

Company to Seek Buyer for Marketed Parenteral Product Ganite®

BERKELEY HEIGHTS, NJ – April 14, 2008 – Genta Incorporated (NASDAQ: GNTA) today announced that the Company has received notice that its patent application covering novel pharmaceutical gallium compositions and complexes has been allowed by the U.S. Patent Office. Issued U.S. Patent 7,354,952 extends the intellectual property surrounding the Company’s franchise of oral gallium-containing products that are intended as potential treatment for diseases associated with accelerated bone loss. The lead compound in this investigational pipeline, G4544, was developed in collaboration with Emisphere Technologies, Inc. (NASDAQ: EMIS) and has completed its initial Phase 1 dose-ranging study. Results of this study will be presented at the Annual Meeting of the American Society of Clinical Oncology (ASCO) that takes place in Chicago, IL from May 30-June 3, 2008.

With continued progress in the oral formulation program, the Company has elected to seek a buyer for the intravenous formulation of its on-market product from this franchise, Ganite® (gallium nitrate injection). The active ingredient in both Ganite and G4544 is ionic gallium, which is reversibly incorporated into bone where its acts as a potent inhibitor of bone resorption and possibly as a mild anabolic agent to enhance bone formation. Ganite is approved by the U.S. Food and Drug Administration for treatment of patients with cancer-related hypercalcemia that is resistant to hydration. Ganite is exclusively marketed in the U.S. by Genta and is available to patients outside the U.S. on a “named-patient” basis.

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer. Two major programs anchor the Company’s research platform: DNA/RNA-based Medicines and Small Molecules. Genasense® (oblimersen sodium) Injection is the Company’s lead compound from its DNA/RNA Medicines program. Genta is currently recruiting patients to the AGENDA Trial, a global Phase 3 trial of Genasense in patients with advanced melanoma. The leading drug in Genta’s Small Molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration. The Company has developed G4544, an oral formulation of the active ingredient in Ganite, that has recently entered clinical trials as a potential treatment for diseases associated with accelerated bone loss. The Company is also developing tesetaxel, a novel, orally absorbed, semi-synthetic taxane that is in the same class of drugs as paclitaxel and docetaxel. Ganite and Genasense are available on a “named-patient” basis in countries outside the United States. For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements include, without limitation, statements about:

•	the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMEA”);
•	the safety and efficacy of the Company’s products or product candidates;
•	the Company’s assessment of its clinical trials;
•	the commencement and completion of clinical trials;
•	the Company’s ability to develop, manufacture, license and sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute license and collaborative agreements, if any;
•	the adequacy of the Company’s capital resources and cash flow projections, and the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company and its officers and directors and any proposed settlement of such litigation;
•	the Company’s ability to retain compliance with the NASDAQ’s listing qualifications; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company’s Annual Report on Form 10-K for 2007 and its most recent quarterly report on Form 10-Q.

SOURCE: Genta Incorporated

CONTACT:

Genta Investor Relations

908-286-3980

info@genta.com